                                                                     EXHIBIT 3.1


                          CERTIFICATE OF DESIGNATION OF
                 SERIES SRP JUNIOR PARTICIPATING PREFERRED STOCK

                                       OF

                            OSI PHARMACEUTICALS, INC.

        OSI PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "GCL"),

        DOES HEREBY CERTIFY THAT:

        Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of the GCL, said Board of Directors duly adopted at a meeting pursuant to Section 141 of the GCL, a resolution creating Sixty Thousand (60,000) shares of Series SRP Junior Participating Preferred Stock, which resolution is attached hereto as Exhibit "A".

        IN WITNESS WHEREOF, said OSI PHARMACEUTICALS, INC. has caused this certificate to be signed by its Secretary, this 23rd day of June 1999.


                                            OSI PHARMACEUTICALS, INC.



                                            By:    /s/  ROBERT L. VAN NOSTRAND
                                                   ---------------------------
                                                   Robert L. Van Nostrand
                                                   Secretary

                                   Exhibit "A"
                            OSI PHARMACEUTICALS, INC.

                        Resolutions of Board of Directors
                         To be Adopted on June 23, 1999


Authorization of Series SRP Preferred Stock

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issuance of a series of preferred stock, par value $.01 per share (the "Preferred Stock"), to be designated "Series SRP Junior Participating Preferred Stock" (hereinafter referred to as the "Series SRP Preferred Stock"), initially consisting of 60,000 shares, and to the extent that the designations, relative rights, preferreds, limitations and restrictions of the Series SRP Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, relative rights, preferreds, limitations and restrictions thereof as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

              Section 1. Designation and Amount. The shares of such series shall be designated as "Series SRP Junior Participating Preferred Stock" and the number of shares constituting such series shall be 60,000.

              Section 2.    Dividends and Distributions.


              (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series SRP Preferred Stock with respect to dividends, the holders of shares of Series SRP Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on March 15, June 15, September 15 and December 15 in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series SRP Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $.025 or (b) 1,000 times the aggregate per share (rounded to nearest cent) amount of all cash dividends and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series SRP Preferred Stock.

           (B) The Corporation shall declare a dividend or distribution on the Series SRP Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.025 per share on the Series SRP Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (C) Dividends shall begin to accrue and be cumulative on each outstanding share of Series SRP Preferred Stock from the first Quarterly Dividend Payment Date following the date of issue of such share unless such date of issue is a date after the record date for the determination of holders of shares of Series SRP Preferred Stock entitled to receive a quarterly dividend on such Quarterly Dividend Payment Date, in which event such dividends shall begin to accrue and be cumulative on such shares from the second Quarterly Dividend Payment Date following the date of issue of such share. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series SRP Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series SRP Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

           Section 3. Voting Rights. The holders of shares of Series SRP Preferred Stock shall have the following voting rights:

           (A) Subject to the provision for adjustment hereinafter set forth, each share of Series SRP Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation.

           (B) Except as otherwise provided herein or by law, the holders of shares of Series SRP Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

           (C)     (i)    If at any time dividends on any Series SRP Preferred
Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (a "Default Period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series SRP Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each Default Period, all holders of Preferred Stock (including holders of the Series SRP Preferred Stock) on which dividends are in arrears in an amount equal to six (6) quarterly dividends thereon, voting as a class, irrespective of series, shall have the right to elect two (2) directors.

                   (ii) During any Default Period, such voting rights of the holders of Series SRP Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting rights nor the right of the holders of any other series of Preferred Stock, if any, to increase the authorized number of directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing Default Period, they shall have the right, voting as a class, to elect directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) directors or, if such right is exercised at an annual meeting, to elect two (2) directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect directors in any Default Period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series SRP Preferred Stock.

                   (iii) During an existing Default Period, unless the holders of Preferred Stock shall have previously exercised their right to elect directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph
(C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

                   (iv) In any Default Period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of directors until the holders of Preferred Stock shall have exercised their right to elect two (2) directors voting as a class, after the exercise of which right (x) the directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the Default Period and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to directors elected by the holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (y) of the foregoing sentence.

                   (v)    Immediately upon the expiration of a Default Period,
(x) the right of the holders of Preferred Stock as a class to elect directors shall cease, (y) the term of any directors elected by the holders of Preferred Stock as a class shall terminate and (z) the number of directors shall be such number as may be provided for in or fixed pursuant to the Certificate of Incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate Incorporation or By-laws). Any vacancies in the Board of Directors affected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining directors.

           (D) Except as set forth herein, holders of Series SRP Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

           Section 4.     Certain Restrictions.


           (A) Whenever quarterly dividends or other dividends or distributions payable on the Series SRP Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series SRP Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                   (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series SRP Preferred Stock;

                   (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series SRP Preferred Stock, except dividends paid ratably on the Series SRP Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;



                   (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series SRP Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series SRP Preferred Stock; or

                   (iv) purchase or otherwise acquire for consideration any shares of Series SRP Preferred Stock or any shares of stock ranking on a parity with the Series SRP Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferreds of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

           Section 5. Reacquired Shares. Any shares of Series SRP Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions on issuance set forth herein.

           Section 6.     Liquidation, Dissolution or Winding Up.

           (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) of the Series SRP Preferred Stock unless, prior thereto, the holders of shares of Series SRP Preferred Stock shall have received $.01 per share plus an amount equal to accrued and unpaid dividends and distribution thereon, whether or not declared, to the date of such payment (the "Series SRP Liquidation Preferred"). Following the payment of the full amount of the Series SRP Liquidation Preferred, no additional distributions shall be made to the holders of shares of Series SRP Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series SRP Liquidation Preferred by (ii) 1,000 (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series SRP Liquidation Preferred and the Common Adjustment in respect of all outstanding shares of Series SRP Preferred Stock and Common Stock, respectively, holders of Series SRP Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

           (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series SRP Liquidation Preferred and the liquidation preferreds of all other series of Preferred Stock, if any, which rank on a parity with Series SRP Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferreds.

           Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or other property, then in any such case the shares of Series SRP Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1,000 times the aggregate amount of stock, securities, cash and other property (payable in kind) into which or for which each share of Common Stock is changed or exchanged.

           Section 8. No Redemption. The shares of Series SRP Preferred Stock shall not be redeemable.

           Section 9. Ranking. The Series SRP Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

           Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferreds or special rights of the Series SRP Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series SRP Preferred Stock, voting separately as a class.

           Section 11. Fractional Shares. Series SRP Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series SRP Preferred Stock.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            OSI PHARMACEUTICALS, INC.
                       ----------------------------------

                    Adopted in accordance with the provisions
                    of Section 242 of the General Corporation
                          Law of the State of Delaware
                        ---------------------------------

            We, the President and Secretary of OSI PHARMACEUTICALS, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That Article IV of the Certificate of Incorporation of said corporation has been amended in its entirety to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

            (a) Authorized Stock. The total number of shares of stock which the Corporation shall have authority to issue is 55,000,000 shares, consisting of 50,000,000 shares of Common Stock, having a par value of $.01 per share, and 5,000,000 shares of Preferred Stock having a par value of $.01 per share.

            (b) Preferred Stock. The board of directors is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other special and relative rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the board of directors with respect to each series shall include, but not be limited to, determination of the following:

            i. the number of shares constituting that series and the distinctive designation of that series, which number may be increased and decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

            ii. the dividend rate, if any, on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            iii. whether that series shall have voting rights in addition to the voting rights provided by law, and if so, the terms of such voting rights;

            iv. whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate upon the occurrence of such events as the board of directors shall determine;

            v. whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            vi. whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund; and

            vii. the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and any other relative rights, preferences and limitations of that series.

            SECOND: That Article VII of the Certificate of Incorporation of said corporation has been amended in its entirety to read as follows:

                                   ARTICLE VII

                          MEETINGS OF STOCKHOLDERS AND
                       MEETINGS AND CONSENTS OF DIRECTORS;
                   CORPORATION BOOKS; ELECTIONS OF DIRECTORS;
                                   AND NOTICES

      Meetings of holders of Capital Stock of the Corporation and of the board of directors and of any committee thereof may be held outside the State of Delaware if the by-laws so provide. Except as otherwise provided by law or by this certificate of incorporation, all actions of stockholders shall be taken at an annual or special meeting of stockholders of the Corporation. No stockholder action may be taken without a meeting, without prior notice and without a vote. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting as provided by statute if the by-laws of the Corporation so provide. The elections of directors need not be by ballot unless the by-laws of the Corporation so provide. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Any notice permitted or required by this certificate of incorporation shall be written, signed by the sender and mailed, postage prepaid, in the United States by certified or registered mail.

            THIRD: That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of not less than a majority of the outstanding stock entitled to vote thereon.

            IN WITNESS WHEREOF, we have signed this certificate this 12th day of April, 1999.

                                        /s/ Colin Goddard
                                        ------------------------------
                                        Colin Goddard, Ph.D.
                                        President and Chief Executive Officer


ATTEST: /s/ Robert L. Van Nostrand
        ------------------------------
        Robert L. Van Nostrand
        Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                            OSI Pharmaceuticals, Inc.

                                      INTO

                             Oncogene Science, Inc.

                     (Pursuant to Section 253 of the General
                          Corporation Law of Delaware)

      Oncogene Science, Inc., a Delaware corporation (the "Corporation"), does hereby certify:

            FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware.

            SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of OSI Pharmaceuticals, Inc., a Delaware corporation.

            THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting thereof held on June 11, 1997, determined to merge OSI Pharmaceuticals, Inc. into itself on the conditions set forth in such resolutions:

                        RESOLVED, that the Corporation authorizes the formation
                  of a subsidiary under the Delaware General Corporation Law to be named OSI Pharmaceuticals, Inc. and to be wholly-owned by the Corporation; and further

                        RESOLVED, that effective October 1, 1997, the subsidiary
                  shall be merged with and into the Corporation, with the Corporation to be the surviving corporation, and, upon the effective date of the merger, the name of the surviving corporation shall be changed to OSI Pharmaceuticals, Inc.; and further

                        RESOLVED, that the officers of the Corporation be, and
                  they hereby are, authorized, empowered and directed to take such actions as shall be necessary or appropriate to effectuate the foregoing resolutions.

            FOURTH: That this certificate of ownership and merger shall not become effective until 12:01 a.m. Eastern Time on October 1, 1997.

      IN WITNESS WHEREOF, Oncogene Science, Inc. has caused its corporate seal to be affixed hereto and this certificate to be signed by Robert L. Van Nostrand, its authorized officer, this 26th day of September, 1997.

[SEAL]                                  ONCOGENE SCIENCE, INC.


                                        By: /s/ Robert L. Van Nostrand
                                            -----------------------------
                                            Robert L. Van Nostrand
                                            Vice President and
                                            Chief Financial Officer

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.


            I, the President of Oncogene Science, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that (i) Article Fourth of the Corporation's Certificate of Incorporation has been amended in its entirety to read as set forth below, and
(ii) such amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

            FOURTH. The total number of shares of stock that the Corporation shall have authority to issue is 50,000,000 shares of common stock, having a par value of $.01 per share, all of the same class.

            IN WITNESS WHEREOF, I have hereunto set my hand and seal as of the 31st day of March, 1993.


(Corporate Seal)

Attest:


/s/ Theresa R. Dragone                  /s/ Gary E. Frashier          (SEAL)
------------------------------          ------------------------------
Theresa R. Dragone                      Gary E. Frashier, President
Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.


                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware


            We, the President and Secretary of ONCOGENE SCIENCE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That Article IX of the Certificate of Incorporation of said corporation has been amended in its entirety to read as follows:

                                   ARTICLE IX
                          INDEMNIFICATION AND INSURANCE

                  SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was the director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (out, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such Proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director of officer is not entitled to be indemnified under this Section or otherwise.

                  SECTION 2. Non-Exclusivity of Rights. The rights conferred on any person by Section 1 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors, or otherwise.

                  SECTION 3. Limitation of Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  SECTION 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the affirmative vote of the holders of not less than a majority of the outstanding stock entitled to vote thereon.

            IN WITNESS WHEREOF, we have signed this certificate this 9th day of April, 1987.

                                        /s/ Robert E. Ivy
                                        ------------------------------
                                        Robert E. Ivy, President


                            ATTEST:     /s/ Gary Takata
                                        ------------------------------
                                        Gary Takata, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.


                    Adopted in accordance with the provisions of Section 242 of the General Corporation
                          Law of the State of Delaware


            We, the President and Secretary of ONCOGENE SCIENCE, INC., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

            FIRST: That Article FOURTH of the Certificate of Incorporation of said corporation has been amended in its entirety to read as follows:

                  "FOURTH. The total number of shares of stock which the
            Corporation shall have authority to issue is 20,000,000 shares of common stock, of the par value of $.01 per share, all of the same class."

            SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporation action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of Section 228 of the General Corporation Law.

            IN WITNESS WHEREOF, we have signed this certificate this 18th day of January, 1986.


                                        /s/ Robert E. Ivy
                                        ------------------------------
                                        Robert E. Ivy, President


                            ATTEST:     /s/ Gary  Takata
                                        ------------------------------
                                        Gary Takata, Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.


                            (a Delaware corporation)


                         Adopted in accordance with the
                        provisions of Section 241 of the
                         General Corporation Law of the
                                State of Delaware


            THE UNDERSIGNED, Steven Gelles, sole incorporator of ONCOGENE SCIENCE, INC., does hereby certify:

            FIRST: That the Certificate of Incorporation of ONCOGENE SCIENCE, INC. (the "Corporation") was filed in the office of the Secretary of State of Delaware on March 6, 1983 and a certified copy thereof was recorded in the office of the Recorder of Kent County, Delaware on March 16, 1983.

            SECOND: That the Corporation has not received payment for its stock.

            THIRD: That the Certificate of Incorporation of the Corporation is amended as follows:

                  (i) By striking out paragraph FIRST thereof as it now exists and inserting in lieu thereof ARTICLE I, reading as follows:

                                    ARTICLE I
                                      NAME

            The name of the corporation is ONCOGENE SCIENCE, INC.

                  (ii) By striking out paragraph SECOND thereof as it now exists and inserting in lieu thereof ARTICLE II, reading as follows:

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

            The registered office of the Corporation in the State of Delaware is located at 229 South State Street, City of Dover, County of Kent. The name and the address of the registered agent of the Corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware.

                  (iii) By striking out paragraph THIRD thereof as it now exists and inserting in lieu thereof ARTICLE III, reading as follows:

                                   ARTICLE III

                          CORPORATE PURPOSES AND POWERS

            The nature of the business of the Corporation, or the objects or purposes to be transacted, promoted or carried on by the Corporation are any and all lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware, including but not limited to research and development, manufacture, production, purchase or acquisition, and sale, licensing, leasing, or disposition of materials, supplies, substances, chemicals or equipment used or useful in the field of biotechnology or in any other field in which such materials, supplies, substances, chemicals or equipment may profitably be used.

                  (iv) By striking out paragraph FOURTH thereof as it now exists and inserting in lieu thereof ARTICLE IV, reading as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

            The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000) consisting of Ten Million (10,000,000) common shares, with a par value of one cent ($.01) each.

                  (v) By striking out paragraph FIFTH thereof as it now exists and inserting in lieu thereof ARTICLE V, reading as follows:

                                    ARTICLE V
                                  INCORPORATOR

            The name and mailing address of the sole incorporator of the Corporation is:

            Name              Address
            ----              -------

            Steven Gelles     122 East 42nd Street
                              Suite 606
                              New York, New York 10168

                  (vi) By adding thereto additional ARTICLES VI - XI, reading as follows:

                                   ARTICLE VI

                          POWERS OF BOARD OF DIRECTORS

            In addition to and not in limitation of the powers conferred by statute, the board of directors of the Corporation expressly is authorized:

                  (a) To make, adopt, alter, amend or repeal the by-laws, except as otherwise expressly provided in any by-law adopted by the holders of Capital Stock of the Corporation entitled to vote thereon. Any by-law may be altered, amended or repealed by the holders of Capital Stock of the Corporation entitled to vote thereon at any annual meeting or at any special meeting called for that purpose;

                  (b) To authorize and cause to be executed mortgages, liens, and other security interests upon the real and personal property of the Corporation;

                  (c) To determine the use and disposition of any surplus and net profits of the Corporation including, without limitation by specification, the determination of the amount of working capital required by the Corporation, to set apart out of any of the funds of the Corporation, whether or not available for dividends, a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created;

                  (d) To designate, by resolution passed by a majority of the members of the board of directors, one or more committees, each consisting of two or more directors of the Corporation which, to the extent provided in the resolution designating the committee or provided in the by-laws of the Corporation, have and may exercise, subject to the provisions of the General Corporation Law of Delaware, all the powers and authority of the board of directors in the management of the business and affairs of the Corporation. Such committee or committees may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be provided in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors;

                  (e) To grant rights or options entitling the holders thereof to purchase from the Corporation shares of its Capital Stock evidenced by or in such instrument or instruments as shall be approved by the board of directors. The terms upon which, the time or times at or within which, the persons to whom, and the price or prices at which any such rights or options may be issued and any shares of Capital Stock may be purchased from the Corporation upon the exercise of any such right or option shall be such as shall be fixed in a resolution or resolutions adopted by the board of directors providing for the creation and issuance of such rights or options. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive. No such rights or options shall be invalidated or in any way affected by the fact that any director shall be a grantee thereof or shall vote for the issuance of such rights or options to himself or for any plan pursuant to which he may receive any such rights or options;

                  (f) To adopt such plans as from time to time may be approved by the board of directors for the purchase by officers or employees of the Corporation and of any corporation either affiliated with or a subsidiary of the Corporation of shares of Capital Stock of the Corporation. The terms upon which, the time or times at or within which and the price or prices at which shares of Capital Stock may be purchased from the Corporation pursuant to such plan shall be fixed in the plan by the board of directors. No such plan which is not at the time of adoption unreasonable or unfair shall be invalid or in any way affected because any director shall be entitled to purchase shares of Capital Stock of the Corporation thereunder and shall vote for such plan;

                  (g) To adopt or assume and carry out such plans as from time to time may be approved by the board of directors for the distribution among the officers or employees of the Corporation and of any corporation which is affiliated with or a subsidiary of the Corporation, or any of them, in addition to their regular salaries, of part of the earnings of the Corporation, in consideration for or in recognition of services rendered by such officers or employees or as an inducement to future efforts. No such plan which is not at the time of adoption or assumption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan under which he may benefit or for any distribution thereunder in which he may participate;

                  (h) To adopt such pension, profit sharing, retirement, deferred compensation or other employee benefit plans or provisions as may, from time to time, be approved by the board of directors, providing for pensions, profit sharing, retirement income, deferred compensation or other benefits for officers or employees of the Corporation and of any corporation which is affiliated with or a subsidiary of the Corporation, or any of them, in consideration for or in recognition of the services rendered by such officers or employees or as an inducement to future efforts. No such plan or provision, which is not at the time of adoption unreasonable or unfair shall be invalidated or in any way affected because any director shall be a beneficiary thereunder or shall vote for any plan or provision under which he may benefit; and

                  (i) To exercise, in addition to the powers and authorities herein or by law conferred upon the board of directors, any such powers and authorities and do all such acts and things as may be exercised or done by the Corporation subject, nevertheless, to the provisions of the General Corporation Law of Delaware, this certificate of incorporation and any by-laws from time to time adopted by the holders of Capital Stock of the Corporation entitled to vote thereon.

                                   ARTICLE VII

              MEETINGS AND CONSENTS OF STOCKHOLDERS AND DIRECTORS;
                   CORPORATION BOOKS; ELECTIONS OF DIRECTORS;
                                   AND NOTICES

            Meetings of holders of Capital Stock of the Corporation and of the board of directors and of any committee thereof may be held outside the State of Delaware if the by-laws so provide. Except as otherwise provided by law or by this certificate of incorporation, any action required to be taken at any annual, or special meeting of stockholders of the Corporation or any action which may be taken at any annual or special meeting of such stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Capital Stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares of Capital Stock entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting as provided by statute if the by-laws of the Corporation so provide. Except as otherwise provided by law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. The elections of directors need not be by ballot unless the by-laws of the Corporation so provide. Any notice permitted or required by this certificate of incorporation shall be written, signed by the sender and mailed, postage prepaid, in the United States by certified or registered mail.

                                  ARTICLE VIII

                    TRANSACTIONS WITH DIRECTORS AND OFFICERS

            No contract or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization, in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for such reason or solely because the director or officer is present at or participates in the meeting of the board of directors or committee thereof which authorizes the contract or transaction or solely because his or their votes are counted for such purpose if: (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee and the board of directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors may be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the stockholders or the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX
                          INDEMNIFICATION AND INSURANCE

            SECTION 1. Indemnification by Corporation.

                  (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the

      Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation, unless similar indemnification is provided by such other corporation or organization which may be involved (any funds received by any person as a result of the provisions of this Article shall be deemed an advance against his receipt of any such other indemnification from any such other corporation or organization), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any such person who could be indemnified pursuant to the preceding sentence except for the fact that the subject action or suit is or was by or in the right of the Corporation shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him, in connection with the defense or settlement of such action or suit except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duties to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper;

                  (b) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraph (a) of this Section 1 or in defense of any claim, issue or matter therein, he shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without the necessity of any action being taken by the Corporation other than the determination, in good faith, that such defense has been successful. In all other cases wherein indemnification is provided by this Article, unless ordered by a court, indemnification shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct specified in this Article. Such determination shall be made: (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (2) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the holders of a majority of the Capital Stock outstanding;

                  (c) The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Entry of a judgment by consent as part of a settlement shall not be deemed final adjudication of liability for negligence or misconduct in the performance of duty or of any other issue or matter;

                  (d) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by the director, officer, employee or agent involved to repay such amount unless it ultimately shall be determined that he is entitled to be indemnified by the Corporation; and

                  (e) The indemnification provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

            SECTION 2. Insurance. By action of the board of directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the board of directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Article.

                                    ARTICLE X

                  COMPROMISE OR ARRANGEMENT BETWEEN CORPORATION
                        AND ITS CREDITORS OR STOCKHOLDERS

            Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE XI

                    RESERVATION OF RIGHT TO AMEND CERTIFICATE
                                OF INCORPORATION

            The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this certificate of incorporation in the manner now or hereafter prescribed by law and by this certificate of incorporation. All the provisions of this certificate of incorporation and all rights and powers conferred in this certificate of incorporation on stockholders, directors and officers are subject to such reserved power.

            FOURTH: That such amendment has been duly adopted in accordance with the provision of Section 241 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, I have signed this certificate this 15th day of April, 1983.


                                        /s/ Steven Gelles
                                        ------------------------------
                                        STEVEN GELLES

                                   CERTIFICATE

                                       OF

                                  INCORPORATION

                                       OF

                             ONCOGENE SCIENCE, INC.

FIRST:      The name of this Corporation is ONCOGENE SCIENCE, INC.

SECOND: Its Registered Office in the State of Delaware is to be located at 600 Bay Road, in the City of Dover, Zip Code 19901. The Registered Agent in charge thereof is Ms. Pam Goldsborough.

THIRD: The purpose of the Corporation is to perform research and to develop, manufacture, produce, purchase or otherwise acquire, and to sell, license, lease or otherwise dispose of materials, supplies, substances, chemicals or equipment used or useful in the field of Biotechnology or in any other field in which such materials, supplies, substances, chemicals or equipment may be profitably used and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The amount of the total authorized capital stock of this Corporation is One Hundred Thousand Dollars ($100,000) divided into Ten Million (10,000,000) shares, of One Cent ($.01) each.

FIFTH:      The name and mailing address of the incorporator are as follows:

            Name:              Steven Gelles
            Mailing Address:   122 East 42nd Street, Suite 606
            Zip Code:          New York, New York 10168

I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereto set my hand this Tenth day of March, 1983.

                                        /s/ Steven Gelles
----------------------------            ------------------------------

----------------------------